Exhibit 31.1

Certification Pursuant to Rule 13a-14(a) and Rule 15d-14(a)
of the Securities Exchange Act of 1934

I, Frank D. Bracken, III, certify that:

1.	I have reviewed this Amendment to the Annual Report on Form 10-K of Lonestar Resources US Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

May 14, 2020	/s/ Frank D. Bracken, III
Frank D. Bracken, III
Chief Executive Officer
(Principal Executive Officer)